     As filed with the Securities and Exchange Commission on April 9, 1999
                                                          Registration No. 333-
-------------------------------------------------------------------------------

                              SECURITIES AND EXCHANGE COMMISSION

                                    Washington, D.C. 20549
                                    ----------------------

                                           FORM S-8

                      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   BANKBOSTON CORPORATION
                      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       ----------------------------------------------------

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

           MASSACHUSETTS                                              04-2471221
  (STATE OR OTHER JURISDICTION OF                                  (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                                 IDENTIFICATION NO.)

  100 FEDERAL STREET, BOSTON, MASSACHUSETTS                              02110
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                             (ZIP CODE)

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                               1998 SHARED OPPORTUNITIES PROGRAM
                                   (FULL TITLE OF THE PLAN)

                                ---------------------------------



            GARY A. SPIESS, ESQ.                                 JANICE B. LIVA, ESQ.
EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND CLERK   ASSISTANT GENERAL COUNSEL AND ASSISTANT CLERK
          BANKBOSTON CORPORATION                                 BANKBOSTON CORPORATION
            100 FEDERAL STREET                                     100 FEDERAL STREET
       BOSTON, MASSACHUSETTS 02110                             BOSTON, MASSACHUSETTS 02110
              617-434-2870                                            617-434-8630


                                  (NAMES, ADDRESSES AND TELEPHONE NUMBERS,
                                INCLUDING AREA CODES, OF AGENTS FOR SERVICE)

                                -------------------------------------------


                                        CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

                             AMOUNT          PROPOSED MAXIMUM    PROPOSED MAXIMUM
   TITLE OF SECURITIES       TO BE           OFFERING PRICE PER  AGGREGATE OFFERING     AMOUNT OF
    TO BE REGISTERED        REGISTERED            UNIT (1)           PRICE (1)       REGISTRATION FEE (1)
-----------------------------------------------------------------------------------------------------------

  Common Stock, par value
     $1.00 per share (2)    8,400,000 shares     $42.65625          $358,312,500          $99,611

-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) based on the average of the high and low prices of the Common Stock on April 6, 1999, as reported on the consolidated reporting system.

(2) Includes Preferred Stock Purchase Rights. Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Common Stock.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        BankBoston Corporation (the "Corporation") hereby incorporates by reference into this registration statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

             a. The Corporation's latest annual report filed pursuant to
                Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

             b. All other reports filed by the Corporation pursuant to
                Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in
                (a) above;

             c. The description of the Corporation's common stock (the
                "Common Stock") contained in the Corporation's registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

             d. The description of the Corporation's Preferred Stock
                Purchase Rights contained in the Corporation's registration statement on Form 8-A dated July 2, 1990, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.


ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        The validity of the shares of Common Stock offered herein has been passed upon for the Corporation by Gary A. Spiess, General Counsel of the Corporation, 100 Federal Street, Boston, Massachusetts 02110. Mr. Spiess is also an officer of certain other subsidiaries of the Corporation. As of April 1, 1999, Mr. Spiess had a direct or indirect interest in 94,799 shares of Common Stock and had options to purchase an additional 130,264 shares, of which options to purchase 64,027 shares will be exercisable within 60 days after April 1, 1999.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 67 of Chapter 156B of the Massachusetts General Laws authorizes a corporation to indemnify any director, officer, employee or other agent of the corporation to whatever extent specified in or authorized by (a) the articles of organization, (b) a by-law adopted by the stockholders or (c) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors.

        The Corporation's By-Laws provide indemnity to the Corporation's directors and officers in such capacity or as directors or officers of a wholly-owned subsidiary of the Corporation, and to directors of wholly-owned subsidiaries of the Corporation, for liability resulting from judgments, fines, expenses or settlement amounts incurred in connection with any action, including an action by or in the right of the Corporation, brought against such person in such capacity. Under Massachusetts law and the By-Laws, no indemnification may be provided for any person with respect to any matter as to which he or she shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Corporation or of such subsidiary. The By-Laws also provide that, with respect to any matter disposed of by a compromise payment by such director or officer pursuant to a consent decree or otherwise, no indemnification shall be provided unless such indemnification shall be ordered by a court or such compromise shall be approved as being in the best interest of the Corporation, after notice that it involves such indemnification: (a) by a disinterested majority of the directors then in office, (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent counsel to the effect that such person appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Corporation or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer. Under Massachusetts law, a court may uphold indemnification in connection with a suit in which there is a recovery by or in the right of the corporation.

        The By-Laws also provide for indemnification for all other officers of the Corporation's wholly-owned subsidiaries to the extent authorized by the Board of Directors in each individual case, based on the same statutory standard set forth in the preceding paragraph. Where such a person is wholly successful in defending the claim, he or she shall be entitled to indemnification without further authorization of the Board. Directors and officers of other subsidiaries and joint ventures and employees and agents of the Corporation and any subsidiaries or joint ventures may be indemnified as determined by the Board from time to time.

        In addition, as permitted by Section 67 of Chapter 156B of the Massachusetts General Laws, the Corporation maintains liability insurance covering directors and officers of the Corporation and its subsidiaries.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        5 Opinion of Gary A. Spiess, Esq., as to the validity of the shares of Common Stock offered herein.

        23(a)   Consent of Gary A. Spiess, Esq. (included in Exhibit 5).

        23(b)   Consent of PricewaterhouseCoopers LLP.

        23(c)   Consent of KPMG Peat Marwick LLP

        24      Power of Attorney of certain officers and directors.


ITEM 9. UNDERTAKINGS.

        The Corporation hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Corporation's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the provisions described in Item 6, or otherwise, the Corporation has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 9th day of April, 1999.


                                         BANKBOSTON CORPORATION

                                         By:        /s/ Gary A. Spiess
                                            ----------------------------------
                                                     (GARY A. SPIESS)
                                                (EXECUTIVE VICE PRESIDENT,
                                                GENERAL COUNSEL AND CLERK)


        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.




                 SIGNATURE                                   TITLE                    DATE
                 ---------                                   -----                    ----


                                                         CHAIRMAN AND CHIEF
CHARLES K. GIFFORD*                                      EXECUTIVE OFFICER AND    APRIL 9, 1999
----------------------------------------------------     DIRECTOR (CHIEF
                (CHARLES K. GIFFORD)                     EXECUTIVE OFFICER)


HENRIQUE DE CAMPOS MEIRELLES*                            PRESIDENT AND CHIEF      APRIL 9, 1999
-----------------------------------------------------    OPERATING OFFICER AND
           (HENRIQUE DE CAMPOS MEIRELLES)                DIRECTOR


                                                         VICE CHAIRMAN, CHIEF
SUSANNAH M. SWIHART*                                     FINANCIAL OFFICER AND    APRIL 9, 1999
----------------------------------------------------     TREASURER (CHIEF
              (SUSANNAH M. SWIHART)                      FINANCIAL OFFICER)


ROBERT T. JEFFERSON*                                     COMPTROLLER (CHIEF       APRIL 9, 1999
----------------------------------------------------     ACCOUNTING OFFICER)
              (ROBERT T. JEFFERSON)



                   SIGNATURE                              TITLE                       DATE
                   ---------                              -----


WAYNE A. BUDD*                                           DIRECTOR                 APRIL 9, 1999
-------------------------------------------
             (WAYNE A. BUDD)


WILLIAM F. CONNELL*                                      DIRECTOR                 APRIL 9, 1999
-------------------------------------------
          (WILLIAM F. CONNELL)


GARY L. COUNTRYMAN*                                      DIRECTOR                 APRIL 9, 1999
-------------------------------------------
          (GARY L. COUNTRYMAN)


ALICE F. EMERSON*                                        DIRECTOR                 APRIL 9, 1999
-------------------------------------------
          (ALICE F. EMERSON)


THOMAS J. MAY*                                           DIRECTOR                 APRIL 9, 1999
-------------------------------------------
            (THOMAS J. MAY)


DONALD F. MCHENRY*                                       DIRECTOR                 APRIL 9, 1999
-------------------------------------------
          (DONALD F. MCHENRY)


PAUL C. O'BRIEN*                                         DIRECTOR                 APRIL 9, 1999
-------------------------------------------
           (PAUL C. O'BRIEN)


THOMAS R. PIPER*                                         DIRECTOR                 APRIL 9, 1999
-------------------------------------------
            (THOMAS R. PIPER)


FRANCENE S. RODGERS*                                     DIRECTOR                 APRIL 9, 1999
-------------------------------------------
          (FRANCENE S. RODGERS)


JOHN W. ROWE*                                            DIRECTOR                 APRIL 9, 1999
-------------------------------------------
             (JOHN W. ROWE)


GLENN P. STREHLE*                                        DIRECTOR                 APRIL 9, 1999
-------------------------------------------
           (GLENN P. STREHLE)


WILLIAM C. VAN FAASEN*                                   DIRECTOR                 APRIL 9, 1999
-------------------------------------------
         (WILLIAM C. VAN FAASEN)


THOMAS  B. WHEELER*                                      DIRECTOR                 APRIL 9, 1999
-------------------------------------------
            (THOMAS B. WHEELER)


ALFRED M. ZEIEN*                                         DIRECTOR                 APRIL 9, 1999
-------------------------------------------
            (ALFRED M. ZEIEN)


*BY:      /s/ GARY A. SPIESS
-------------------------------------------
   (GARY A. SPIESS, ATTORNEY-IN-FACT)
